SHAREHOLDER RESPONSE SUMMARY REPORT             Page 1
                        VOYAGEUR ASSET MANAGEMENT
               GREAT HALL INSTITUTIONAL PRIME MONEY MARKET
                              April 08, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------

    1. To approve the election of the following individuals to the board of directors of the Company:

                                T. Geron Bell

    Affirmative         249,978,192.610          56.309%           91.928%
    Withhold             21,949,899.800           4.945%            8.072%


    TOTAL               271,928,092.410          61.254%          100.000%

                                Lucy Hancock Bode

    Affirmative         249,297,757.450          56.156%           91.678%
    Withhold             22,630,334.960           5.098%            8.322%


    TOTAL               271,928,092.410          61.254%          100.000%

                                Leslie H. Garner, Jr.

    Affirmative         249,978,192.610          56.309%           91.928%
    Withhold             21,949,899.800           4.945%            8.072%


    TOTAL               271,928,092.410          61.254%          100.000%

                                Ronald James

    Affirmative         249,978,192.610          56.309%           91.928%
    Withhold             21,949,899.800           4.945%            8.072%


    TOTAL               271,928,092.410          61.254%          100.000%

                                Michael T. Lee

    Affirmative         249,978,192.610          56.309%           91.928%
    Withhold             21,949,899.800           4.945%            8.072%


    TOTAL               271,928,092.410          61.254%          100.000%

                                John A. MacDonald

    Affirmative         249,978,192.610          56.309%           91.928%
    Withhold             21,949,899.800           4.945%            8.072%


    TOTAL               271,928,092.410          61.254%          100.000%


                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 2
                        VOYAGEUR ASSET MANAGEMENT
               GREAT HALL INSTITUTIONAL PRIME MONEY MARKET
                              April 08, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------

                                H. David Rybolt

    Affirmative         249,978,192.610          56.309%           91.928%
    Withhold             21,949,899.800           4.945%            8.072%


    TOTAL               271,928,092.410          61.254%          100.000%

                                James R. Seward

    Affirmative         249,978,192.610          56.309%           91.928%
    Withhold             21,949,899.800           4.945%            8.072%


    TOTAL               271,928,092.410          61.254%          100.000%

                                Jay H. Wein

    Affirmative         249,978,192.610          56.309%           91.928%
    Withhold             21,949,899.800           4.945%            8.072%


    TOTAL               271,928,092.410          61.254%          100.000%

    2. To approve an Agreement and Plan of Reorganization, pursuant to which the Fund would be reorganized as a separate portfolio of the Tamarack Funds Trust, a newly-created Delaware statutory trust.

    Affirmative         240,702,085.680          54.220%           88.517%
    Against               6,389,634.050           1.439%            2.350%
    Abstain              24,836,372.680           5.595%            9.133%


    TOTAL               271,928,092.410          61.254%          100.000%

    3. To approve the modification of the fundamental investment policies/restrictions that must remain fundamental regarding:

     3.B Borrowing

    Affirmative         233,510,886.260          52.600%           85.872%
    Against              19,487,346.890           4.390%            7.167%
    Abstain              18,929,859.260           4.264%            6.961%


    TOTAL               271,928,092.410          61.254%          100.000%


                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 3
                        VOYAGEUR ASSET MANAGEMENT
               GREAT HALL INSTITUTIONAL PRIME MONEY MARKET
                              April 08, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------

    3.C Senior Securities

    Affirmative         234,904,142.520          52.914%           86.385%
    Against              18,094,090.630           4.076%            6.654%
    Abstain              18,929,859.260           4.264%            6.961%


    TOTAL               271,928,092.410          61.254%          100.000%

    3.D Underwriting Securities

    Affirmative         234,888,513.440          52.910%           86.379%
    Against              18,109,719.710           4.080%            6.660%
    Abstain              18,929,859.260           4.264%            6.961%


    TOTAL               271,928,092.410          61.254%          100.000%

    3.E Real Estate

    Affirmative         233,510,886.260          52.600%           85.872%
    Against              19,487,346.890           4.390%            7.167%
    Abstain              18,929,859.260           4.264%            6.961%


    TOTAL               271,928,092.410          61.254%          100.000%

    3.F Making Loans

    Affirmative         231,731,930.570          52.199%           85.218%
    Against              21,266,302.580           4.791%            7.821%
    Abstain              18,929,859.260           4.264%            6.961%


    TOTAL               271,928,092.410          61.254%          100.000%

    3.G Concentration of Investments

    Affirmative         233,109,621.930          52.510%           85.725%
    Against              19,888,611.220           4.480%            7.314%
    Abstain              18,929,859.260           4.264%            6.961%


    TOTAL               271,928,092.410          61.254%          100.000%


                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 4
                        VOYAGEUR ASSET MANAGEMENT
               GREAT HALL INSTITUTIONAL PRIME MONEY MARKET
                              April 08, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------

    3.H Commodities

    Affirmative         233,138,581.370          52.516%           85.735%
    Against              19,859,651.780           4.474%            7.304%
    Abstain              18,929,859.260           4.264%            6.961%


    TOTAL               271,928,092.410          61.254%          100.000%

    4. To ratify the selection of Deloitte & Touche LLP as the independent auditors of the Fund for the current fiscal year.

    Affirmative         234,625,905.960          52.851%           86.282%
    Against              13,145,361.120           2.961%            4.834%
    Abstain              24,156,825.330           5.442%            8.884%


    TOTAL               271,928,092.410          61.254%          100.000%


                   SHAREHOLDER RESPONSE SUMMARY REPORT             Page 5
                        VOYAGEUR ASSET MANAGEMENT
               GREAT HALL INSTITUTIONAL PRIME MONEY MARKET
                              April 08, 2004

                                        % of Outstanding       % of Shares
                         No. of Shares         Shares            Present
                       ---------------  ----------------  ----------------


    ** FUND TOTALS:             SHARES

    RECORD TOTAL       443,936,130.980

    VOTED SHARES       271,928,092.410

    PERCENT PRESENT             61.254%

                                                            C37